EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 21, 2006, accompanying the financial statements of Pharmasset, Inc. contained in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-133907) and Prospectus. We consent to the use of the aforementioned report in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

March 1, 2007